Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

United Energy Corporation

We consent to the use in this Registration Statement on Form SB-2 of our report dated June 9, 2006, relating to the consolidated financial statements of United Energy Corporation appearing in this Registration Statement, and to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Imowitz Koenig & Co., LLP

Imowitz Koenig & Co., LLP
New York, New York
July 20, 2006